--------------------------------------------------------------------------------

[DALE MATHESON           Partnership of:           Robert J Burkart, Inc.     James F Carr-Hilton, Ltd.
[CARR-HILTON LABONTE     Alvin F Dale, Ltd.        Peter J Donaldson, Inc.    R.J. LaBonte, Ltd.
-------------------      Robert J Matheson, Inc.   Fraser G Ross, Ltd.
[CHARTERED ACCOUNTANTS LOGO]

June 2, 2006


U.S. Securities and Exchange Commission
Division of Corporation Finance 100 F Street, N.E.,
Washington  DC  20549


Re: Quorum Ventures, Inc. -Form SB-2/A Registration Statement


Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2/A Registration Statement dated June 2, 2006, of the following:

o Our report to the Stockholders and Board of Directors of Quorum Ventures, Inc. dated September 21, 2005 on the financial statements of the Company as at May 31, 2005 and the statements of operations, changes in stockholders' equity and cash flows for the year then ended.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,


/s/ Dale Matheson Carr-Hilton LaBonte


Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia